Exhibit 99.3

New Era Helium Announces Closing of Business Combination

FOR IMMEDIATE RELEASE

MIDLAND, Texas – December 6, 2024. New Era Helium, Inc. (“NEH,” “New Era Helium” or the “Company”), an exploration and production company sourcing helium produced in association with the production of natural gas reserves within the Permian Basin, is pleased to announce it has closed on its previously announced business combination with Roth CH V Holdings, Inc. (“Holdings”), and Roth CH Acquisition V. Co. (Nasdaq: ROCL; ROCLU and ROCLW) (the “Business Combination”), in which NEH merged with Roth CH V Merger Sub Corp., a wholly-owned subsidiary of Holdings. The transaction was approved by ROCL’s stockholders on November 26, 2024.

With the transaction now complete, Holdings has changed its name to “New Era Helium”, The Company’s common stock and public warrants are expected to begin trading on Nasdaq shortly after closing under the symbols "NEHC” and “NEHCW”, respectively. The combined company will operate under the new name, “New Era Helium, Inc.”

The trading of the Company’s shares on Nasdaq represents a pivotal milestone in New Era Helium’s mission to establish itself as a leading consolidator of helium and natural gas production. With over 137,000 acres in Southeast New Mexico and 1.5 billion cubic feet of proved and probable helium reserves, NEH is well-positioned to drive growth in this critical sector, expected to see a surge in demand amid growth in data centers powering artificial intelligence.

Last month [read here], NEH announced a non-binding joint venture with Sharon AI, Inc. (“Sharon AI”) to build a 90MW net-zero Tier 3 data center to be located within the Permian Basin. This joint venture combines Sharon AI’s expertise in high-performance computing with NEH’s extensive helium and natural gas reserves. The state-of-the-art facility will feature a liquid-cooled Tier 3 data center powered by sustainable energy, offsetting approximately 250,000 metric tons of CO2 annually through carbon capture technology.

NEH believes the Nasdaq listing will enhance its visibility and attract U.S. investors interested in energy infrastructure and sustainable innovation, further underscoring the value of its assets and forward-looking projects.

E. Will Gray II, Chairman and Chief Executive Officer of New Era Helium, said: “Our Nasdaq listing marks a significant moment in our corporate journey, enhancing our public profile within the industry, and broadening our reach to institutional investors in the AI datacenter, and Helium markets.Thank you to all of our shareholders and partners whose unwavering support has been instrumental in driving our ongoing success.”

About New Era Helium, Inc.

New Era Helium, Inc. is an exploration and production company that sources helium produced in association with the production of natural gas reserves in North America. The Company currently owns and operates over 137,000 acres in Southeast New Mexico and has over 1.5 billion cubic feet of proved and probable helium reserves. For more information, visit www.newerahelium.com. Follow New Era Helium on LinkedIn and X.

Forward Looking Statements

This press release contains forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements are typically identified by words or phrases, such as “about,” “believe,” “expect,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based on our current estimates or expectations of future events or future results and are subject to risks and uncertainties and actual results could differ materially from those indicated by these statements. including risks relating to our industry, business operations, financing and liquidity, regulation and other risks described in the registration statement. A discussion of these and other factors with respect to the Company is set forth in the Company’s reports filed with the Securities and Exchange Commission. The forward-looking statements included in this press release are made and based on information available at the time of the press release, and the Company assumes no obligation to revise or update any forward-looking statement as a result of new information, future events or otherwise.

Contact Information

New Era Helium Inc.

E. Will Gray II

CEO, New Era Helium

Will@NewEraHelium.com

Jonathan Paterson

Harbor Access Investor Relations

Jonathan.Paterson@harbor-access.com
Tel +1 475 477 9401